DIRECTV
Exhibit 21

Entity Name	State of Inc. /Formation/ Partnership
DIRECTV	DE
Palm Insurance Company, Inc.	HI
DTV Entertainment, Inc.	DE
Greenlady Corp.	DE
DIRECTV Sports Networks, LLC	DE
DIRECTV Sports Northwest Holdings, LLC	DE
DIRECTV Sports Net Pittsburgh, LLC	DE
DIRECTV Sports Net Rocky Mountain LLC	DE
Houston Sports Holdings LLC	DE
The DIRECTV Group, Inc.	DE
DIRECTV UK Limited	UK
DTVG Licensing, Inc.	CA
DIRECTV Holdings LLC	DE
DIRECTV Financing Co., Inc.	DE
DIRECTV Enterprises, LLC	DE
DIRECTV Investments, Inc.	DE
Blue Investment Holdings, LLC	DE
LDIG Gamenet, Inc.	DE
DIRECTV, LLC	CA
DIRECTV Customer Services, Inc.	DE
DIRECTV Digital LLC	DE
DIRECTV Home Services, LLC	DE
DIRECTV Merchandising, Inc.	DE
DIRECTV MDU LLC	DE
LABC Productions, LLC	CA
BKB Global, LLC	DE
BKB Training Facility L.L.C.	NV
Sobobo, LLC	IL
Oligarch Productions, LLC	DE
LifeShield, LLC	DE
LifeShield Security LLC	DE
DIRECTV International, Inc.	DE
DIRECTV Latin America Holdings, Inc.	CA
DIRECTV DTH Investments Limited	Cayman Islands
DIRECTV Latin America, LLC	DE
California Broadcast Center, LLC	DE
DIRECTV Argentina, S.A.	Argentina
DIRECTV Caribe Ltd.	Saint Lucia
DIRECTV (Barbados) Ltd.	Barbados
DIRECTV Curaçao N.V.	Curaçao
DIRECTV Trinidad Limited	Trinidad/ Tobago
DIRECTV Chile LLC	DE
DIRECTV Chile Television Limitada	Chile

Entity Name	State of Inc. /Formation/ Partnership
Incubatv Comercializadora y Distributidora Sociedad de Responsibilidad Ltda.	Chile
DIRECTV Colombia, Ltda.	Colombia
VBCA S.A.S.	Colombia
DIRECTV Latin America Sports, LLC	DE
DIRECTV Mexico Holdings, LLC	DE
Grupo Galaxy Mexicana, S.R.L. de C.V.	Mexico
DIRECTV de Paraguay SRL	Paraguay
DIRECTV Peru S.r.L.	Peru
DIRECTV Puerto Rico Ltd.	BVI
DIRECTV de Uruguay Ltda.	Uruguay
DS Technology, LLC	DE
DTH Ecuador C. Ltda.	Ecuador
DIRECTV Ecuador C. Ltda	Ecuador
DTVLA Coöperatief U.A.	Netherlands
DTVLA B.V.	Netherlands
DTVLA Brazil Investment Holdings, LLC	DE
DTVLA Holdings S.L.	Spain
Galaxy Entertainment de Venezuela C.A.	Venezuela
Galaxy Latin America Investments, LLC	DE
Galaxy Latin America Venezuela, S.r.L.	Venezuela
GLA Brasil Ltda.	Brazil
Sky Brasil Servicios Ltda.	Brazil
TV Capital Participacoes Ltda.	Brazil
Sky Servicos de Banda Larga Ltda.	Brazil
Bahiasat Comunicacoes Ltda.	Brazil
MMDS Bahia Ltda.	Brazil
Partel Participaçôes S.A.	Brazil
ACOM Communicacões S.A.	Brazil
ACOM TV S.A.	Brazil
Teleserv S.A.	Brazil
Rapix Tecnologia e Internet Ltda.	Brazil
TV Filme Belem Ltd.	Brazil
TV Filme Brasilia Ltd.	Brazil
TV Filme Goiania Ltd.	Brazil
TV Filme Sistema Ltd.	Brazil
TV Show do Brasil S.A.	Brazil
Latin America Sports, LLC	DE
T2Green Golf, SRL	Argentina
Servicios Galaxy Sat III R, C.A.	Venezuela
SurFin LLC	DE
Alpha Tel Holdings, Ltd.	Cayman Is.
Alpha Tel S.A.	Argentina
White Holding, B.V.	Netherlands
Telecenter Panamericana Ltda.	Colombia
White Holding Mexico S. de R.L. de C.V.	Mexico
T2Green Equipos S.r.L.	Argentina
DTH (Mexico) Investment Ltd.	Cayman Is.

Entity Name	State of Inc. /Formation/ Partnership
DTVLA Mexico Investment Holdings, Inc.	DE
DTH TechCo, Inc.	DE
News America DTH TechCo. Inc.	DE
MCOP Holdings, Inc.	DE
Multi-Country DTH Holdings Ltd.	Cayman Island.
Sky Argentina DTH Holdings LLC	DE
Sky Argentina S.C.A.	Argentina
Sky Sistemas Argentina SRL	Argentina
Sky Argentina DTH Management LLC	DE
Sky Entertainment Venezuela S.A.	Venezuela
DTV Network Systems, Inc.	DE
DTV Mauritius Holdings	Mauritius
First DTV Mauritius Ltd.	Mauritius
Goldman Agent Private Limited	India
DTVG Europe Limited	UK
DTVG UK Limited	UK
DIRECTV Bolivia S.R.L.	Bolivia